Exhibit 10.2

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, is dated as of December 8, 2025 (this “Agreement”), by and between Interactive Strength Inc., a Delaware corporation (the “Borrower”) and Vertical Investors, LLC, a Mississippi limited liability company (“Lender” and together with the Borrower, the “Parties”).

WHEREAS, Borrower and Lender are parties to that certain Credit Agreement dated as of February 1, 2024 (as amended heretofore, herein and hereafter, collectively, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed in the Credit Agreement), pursuant to which, among other things, Lender originally made available to Borrower a term loan in the original principal amount of $7,968,977.74 (as amended, extended, modified, restated, renewed or otherwise changed, the “Loan”, and the promissory note in connection with the Loan, the “Note”);

WHEREAS, on April 24, 2024, the Parties entered into that certain Loan Modification Agreement (the “Loan Modification Agreement”), pursuant to which Lender was issued 1,500,000 shares of the Borrower’s Series A Preferred Stock, in exchange for which the principal amount of the Loan was reduced by $3,000,000.

WHEREAS, on different dates during September, October and November 2024, the Parties entered into certain Exchange Agreements and Exchange and Settlement Agreement (the “Exchange Agreements”), pursuant to which Lender was issued 4,318,495 shares of the Borrower’s Common Stock and 2,861,128 shares of the Borrower’s Series C Preferred Stock in exchange for the 1,559,668 shares of the Borrower’s Series A Preferred Stock owned by Lender and for which the principal amount of the Loan was reduced by $3,968,977.74.

WHEREAS, as of December 5, 2025, the outstanding principal amount and accrued interest of the Loan is $802,750.00 (the “Loan Amount”); and

WHEREAS, the Parties have agreed to reduce the Loan Amount by six hundred and thirty two thousand and five hundred dollars ($632,500) via the exchange, by Lender, pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), of the Note with a principal amount of the Loan Amount for one hundred and fifteen thousand (115,000) shares (the “Exchange Shares”) of the Borrower’s Common Stock, par value $0.0001 per share (the “Common Stock”), for a price per Exchange Share of $5.50.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

(a)
Exchange. Effective as of the date hereof, in exchange for the Note with a principal amount of the Loan Amount, the Borrower shall instruct its transfer agent to issue the Exchange Shares to Lender with such Exchange Shares not containing a Securities Act restrictive legend. Subsequently, the Borrower shall issue to Lender a new Note with a principal amount of $170,250.
(b)
Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to Lender that:

(a) the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b) all corporate action on the part of the Borrower necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder, have been taken on or prior to the date hereof. This Agreement has been validly authorized, executed and delivered by the Borrower, and constitutes the legal, valid and binding obligations of the Borrower, enforceable against them in accordance with their terms, except as such enforceability may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies; and

(c) the Exchange Shares to be issued in accordance herewith have been duly authorized and, upon issuance, will be validly issued and fully paid and non-assessable.

3. Representations and Warranties of Lender. Lender hereby represents and warrants to the Borrower that:

(a) Lender is a legal person duly organized, validly existing and in good standing under the laws of its jurisdiction of its organization;

(b) all actions on the part of Lender necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder, have been taken on or prior to the date hereof; this Agreement is validly authorized, executed and delivered by Lender and constitutes the legal, valid and binding obligations of Lender, enforceable against Lender in accordance with its terms, except as such enforcement may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies;

(c) Lender is acquiring the Exchange Shares for its own account only and not with view towards, or for sale in connection with, the public sale or distribution thereof;

(d) Lender is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act;

(e) Lender and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Borrower and materials relating to the offer and issuance of the Exchange Shares; Lender has had the opportunity to review the Borrower’s filings with the Securities and Exchange Commission (the “Commission”); Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Borrower; neither such inquiries nor any other due diligence investigations conducted by Lender or its advisors, if any, or its representatives shall modify, amend or affect Lender’s right to rely on the Borrower’s representations and warranties contained herein; Lender has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Exchange Shares; Lender is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Borrower or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Exchange Shares and the transactions contemplated by this Agreement;

(f) Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchange Shares or the fairness or suitability of the investment nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Shares; and

4. Additional Acknowledgments. The Parties confirm that the Borrower has not received any consideration for the transactions contemplated by this Agreement. Pursuant to Rule 144 promulgated by the Commission pursuant to the Securities Act, as amended, and the rules and regulations promulgated thereunder, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as Rule 144, the holding period of the Exchange Shares tacks back to the issuance date of the Note. The Borrower hereby confirms that Lender currently is not and will not be upon closing of this Agreement (individually or together as a group) deemed an “affiliate” as defined in Rule 144. The Borrower agrees not to take a position contrary to this paragraph.

5. Miscellaneous.

a.
Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

b.
Entire Agreement. This Agreement contains the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior agreements or understandings between the Parties with respect thereto.

c.
Successors. This Agreement will inure to the benefit of any successor in interest to a party or any person that after the date hereof may acquire any subsidiary or division of a party.

d.
Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which will constitute the same agreement.

[Signature Page(s) Follow this Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

INTERACTIVE STRENGTH INC.

By: /s/ Trent Ward Name: Trent Ward

Title: CEO

VERTICAL INVESTORS, LLC

by: Addicus Private Equity, LLC, its Manager

By: /s/ Stephen Miles Name: Stephen Miles

Title: Manager